Investor Contact:	David Morimoto	Media Contact:	Cedric Yamanaka
	SVP & Treasurer		Public Relations/Communications Manager
	(808) 544-0627		(808) 544-6898
	david.morimoto@centralpacificbank.com		cedric.yamanaka@centralpacificbank.com

NEWS RELEASE

CENTRAL PACIFIC FINANCIAL CORP. REPORTS THIRD QUARTER RESULTS

HONOLULU, October 30, 2007 – Central Pacific Financial Corp. (NYSE: CPF), parent company of Central Pacific Bank, today reported net income for the third quarter of 2007 of $9.1 million, or $0.30 per diluted share, compared to $20.6 million, or $0.67 per diluted share, reported in the third quarter of 2006 and $21.0 million, or $0.68 per diluted share, reported in the second quarter of 2007.

 “In light of the significant and rapid deterioration in the California residential construction market, combined with our commitment to proactively manage credit risk, we downgraded several loans which resulted in a provision for loan losses of $21.2 million in the quarter,” said Clint Arnoldus, President and Chief Executive Officer.

Third Quarter Highlights
▪	Loans and leases increased by $307.5 million, or 8.2% from a year ago.
▪	Provision for loan and lease losses of $21.2 million.
▪	Deposits increased by $160.3 million, or 4.2% from a year ago.
▪	Opened our 39th branch in Pearl Highlands.

Earnings Highlights
Net interest income for the third quarter of 2007 was $52.8 million, compared to $53.1 million in the year-ago quarter and $52.9 million in the second quarter of 2007.  The net interest margin for the current quarter was 4.29%, compared to 4.54% in the year-ago quarter and 4.36% in the second quarter of 2007.  The year-over-year compression in our net interest margin was primarily attributable to our increased funding costs resulting from a shift in the composition of our deposit base from lower-rate demand, money market, and savings accounts into higher-rate time deposit accounts.  The sequential-quarter compression was primarily attributable to lower yields on our interest earning assets.

The provision for loan and lease losses in the third quarter of 2007 was $21.2 million, compared to $0.3 million in the year-ago quarter and $1.0 million in the second quarter of 2007.  The current quarter increase was directly attributable to the aforementioned downgrades of 12 loans totaling $92.0 million with exposure to the California residential construction market.

Other operating income totaled $11.8 million for the third quarter of 2007, compared to $10.5 million in the year-ago quarter and $11.5 million in the second quarter of 2007.  The increase from the year-ago quarter was primarily due to increased income from bank-owned life insurance of $0.8 million and higher gains on sales of loans of $0.4 million.

The sequential-quarter increase was primarily due to higher income from bank-owned life insurance of $0.7 million, offset by lower gains on sales of loans of $0.3 million.

Other operating expense for the third quarter of 2007 was $31.6 million, compared to $31.2 million in the year-ago quarter and $31.3 million in the second quarter of 2007.  The increase from the year-ago quarter was primarily due to increased charges related to our reserves for unfunded commitments totaling $1.2 million and higher amortization expense related to high-technology investments of $0.3 million, offset by lower salaries and employee benefits of $1.2 million.  The sequential-quarter increase was primarily due to increased charges related to our reserves for unfunded commitments totaling $0.7 million, offset by lower salaries and employee benefits of $0.6 million.

The Company’s efficiency ratio for the third quarter of 2007 was 47.27%, compared with 47.03% for both the year-ago quarter and the second quarter of 2007.  The current quarter increase was primarily attributable to the higher operating expense items discussed above.

The effective tax rate was 23.01% for the third quarter of 2007, compared to 35.86% in the year-ago quarter and 34.51% in the second quarter of 2007.  The current quarter decrease was due to the disproportionate recognition of federal and state tax credits compared to taxable income.

Balance Sheet Highlights
Total assets of $5.6 billion at September 30, 2007 increased by $268.7 million, or 5.0%, from a year ago and by $84.0 million, or 1.5%, from June 30, 2007.

Total loans and leases of $4.1 billion at September 30, 2007 increased by $307.5 million, or 8.2%, from a year ago and by $135.5 million, or 3.4%, from June 30, 2007.  Our Hawaii lending operations accounted for approximately 65% of the current quarter’s loan growth, while our mainland loan production offices contributed the remaining 35%.

Total deposits of $3.9 billion at September 30, 2007 increased by $160.3 million, or 4.2%, from a year ago and by $27.4 million, or 0.7%, from June 30, 2007.  Current quarter increases in time deposits of $30.5 million and noninterest-bearing demand deposits of $6.8 million were offset by decreases in interest-bearing demand deposits of $3.0 million and savings and money market deposits of $7.0 million.

“In an effort to drive deposit growth, we recently opened our 39th branch in Pearl Highlands and introduced an innovative new product called Choice Checking,” commented Arnoldus.  “Choice Checking is a checking account that allows customers to earn a CD-like interest rate if certain requirements are met, including direct deposit, using a check card to pay for daily purchases, and making payments online.  In addition, there are no minimum balance requirements, no monthly service fees, and surcharge fees charged by ATMs nationwide are reimbursed.”

Shareholders’ equity of $744.0 million at September 30, 2007 increased by $21.0 million from a year ago and decreased by $9.6 million from June 30, 2007.

Stock Repurchase Plan
In April 2007, the Company announced that its Board of Directors authorized the repurchase of up to 600,000 shares of the Company’s common stock.  In July 2007, the Company’s Board of Directors approved a new stock repurchase plan authorizing the Company to repurchase up to an additional 1,500,000 shares.  Through the third quarter of 2007, the Company repurchased 917,700 shares under these plans.

Asset Quality
Net loan charge-offs in the third quarter of 2007 totaled $0.1 million, compared to net loan charge-offs of $0.6 million in the year-ago quarter and $0.2 million in the second quarter of 2007.

At September 30, 2007, nonperforming assets totaled $30.8 million, or 0.55%, of total assets, compared to $8.0 million, or 0.15%, of total assets at September 30, 2006 and $1.4 million, or 0.02%, of total assets at June 30, 2007.  The sequential-quarter increase in nonperforming assets was primarily attributable to three California land loans totaling $29.6 million.

Loans delinquent for 90 days or more of $0.9 million declined by $1.9 million, or 67.9%, from a year ago, and increased by $0.6 million, or 173.3%, from June 30, 2007.

The allowance for loan and lease losses as a percentage of total loans and leases was 1.78% at September 30, 2007, compared to 1.40% a year ago and 1.31% at June 30, 2007.  The current quarter increase was directly attributable to the increased provision for loan and lease losses.

Business and Earnings Outlook
Based on current and anticipated economic and business conditions, management forecasts diluted earnings per share for 2007 in the range of $2.31 to $2.36.

Conference Call Information
Central Pacific Financial Corp. will conduct a conference call today at 4:00 p.m. Eastern Time (10:00 a.m. Hawaii Time) to discuss the quarterly results.  To participate in the conference call, please dial 1-888-233-7976 or visit the investor relations page of the Company’s website at http://investor.centralpacificbank.com.  A playback of the call will be available through November 6, 2007 by dialing 1-888-203-1112 (passcode: 8163476) and on the Company’s website.

About Central Pacific Financial Corp.
Central Pacific Financial Corp. is the fourth largest financial institution in Hawaii with more than $5.6 billion in assets.  Central Pacific Bank, its primary subsidiary, operates 39 branches and more than 90 ATMs throughout Hawaii.  For additional information, please visit our website at http://www.centralpacificbank.com.

**********

Forward-Looking Statements
This document may contain forward-looking statements concerning projections of revenues, income, earnings per share, capital expenditures, dividends, capital structure, or other financial items, concerning plans and objectives of management for future operations, concerning future economic performance, or concerning any of the assumptions underlying or relating to any of the foregoing.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts, and may include the words “believes”, “plans”, “intends”, “expects”, “anticipates”, “forecasts” or words of similar meaning.  While we believe that our forward-looking statements and the assumptions underlying them are reasonably based, such statements and assumptions are by their nature subject to risks and uncertainties, and thus could later prove to be inaccurate or incorrect.  Accordingly, actual results could materially differ from projections for a variety of reasons, to include, but not limited to: the impact of local, national, and international economies and events, including natural disasters, on the Company’s business and operations and on tourism, the military, and other major industries operating within the Hawaii market and any other markets in which the Company does business; the impact of legislation affecting the banking industry; the impact of competitive products, services, pricing, and other competitive forces; movements in interest rates; loan delinquency rates and changes in asset quality generally; and the price of the Company’s stock.  For further information on factors that could cause actual results to materially differ from projections, please see the Company’s publicly available Securities and Exchange Commission filings, including the Company’s Form 10-K for the last fiscal year.  The Company does not update any of its forward-looking statements.

#####

3

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Financial Highlights - September 30, 2007
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		%	September 30,		%
(in thousands, except per share data)	2007	2006	Change	2007	2006	Change

INCOME STATEMENT
Net income	$9,107	$20,603	-55.8%	$50,258	$60,380	-16.8%
Per share data:
Diluted earnings per share	0.30	0.67	-55.2%	1.64	1.96	-16.3%
Cash dividends	0.25	0.23	8.7%	0.73	0.65	12.3%

PERFORMANCE RATIOS
Return on average assets (1)	0.65%	1.56%		1.22%	1.54%
Return on average shareholders' equity (1)	4.80%	11.52%		8.84%	11.50%
Net income to average tangible shareholders'
equity (1)	8.35%	21.44%		15.45%	21.92%
Efficiency ratio (2)	47.27%	47.03%		46.58%	48.41%
Net interest margin (1)	4.29%	4.54%		4.39%	4.58%
Dividend payout ratio	83.33%	34.33%		44.24%	32.83%

				September 30,		%
				2007	2006	Change
BALANCE SHEET
Total assets				$5,647,624	$5,378,890	5.0%
Loans and leases				4,072,536	3,765,081	8.2%
Loans and leases, net				4,000,019	3,712,470	7.7%
Deposits				3,942,259	3,781,923	4.2%
Shareholders' equity				743,972	722,938	2.9%
Book value per share				24.87	23.58	5.5%
Market value per share				29.20	36.58	-20.2%
Tangible equity ratio				7.92%	7.76%

	Three Months Ended			Nine Months Ended
	September 30,		%	September 30,		%
	2007	2006	Change	2007	2006	Change
SELECTED AVERAGE BALANCES
Total assets	$5,575,099	$5,287,570	5.4%	$5,510,680	$5,229,202	5.4%
Interest-earning assets	4,970,157	4,713,773	5.4%	4,917,673	4,648,673	5.8%
Loans and leases, net of unearned interest	4,025,552	3,722,846	8.1%	3,970,276	3,651,835	8.7%
Other real estate	-	-	-	130,403	-	-
Deposits	3,893,114	3,666,316	6.2%	3,840,882	3,637,433	5.6%
Interest-bearing liabilities	4,132,159	3,874,087	6.7%	4,076,066	3,800,528	7.2%
Shareholders' equity	758,817	715,312	6.1%	757,917	700,202	8.2%

				September 30,		%
				2007	2006	Change
NONPERFORMING ASSETS
Nonaccrual loans				$30,825	$8,024	284.2%
Other real estate				-	-	-
Total nonperforming assets				30,825	8,024	284.2%
Loans delinquent for 90 days or more (still accruing interest)				902	2,809	-67.9%
Restructured loans (still accruing interest)				-	-	-
Total nonperforming assets, loans delinquent for 90 days or more (still
accruing interest) and restructured loans (still accruing interest)				$31,727	$10,833	192.9%

	Three Months Ended			Nine Months Ended
	September 30,		%	September 30,		%
	2007	2006	Change	2007	2006	Change
Loan charge-offs	$835	$1,266	-34.0%	$6,513	$3,599	81.0%
Recoveries	743	663	12.1%	1,950	1,924	1.4%
Net loan charge-offs (recoveries)	$92	$603	-84.7%	$4,563	$1,675	172.4%
Net loan charge-offs to average loans (1)	0.01%	0.06%		0.15%	0.06%

				September 30,
				2007	2006
ASSET QUALITY RATIOS
Nonaccrual loans to total loans				0.76%	0.21%
Nonperforming assets to total assets				0.55%	0.15%
Nonperforming assets, loans delinquent for 90 days or more (still accruing interest)
and restructured loans (still accruing interest) to total loans & other real estate				0.78%	0.29%
Allowance for loan and lease losses to total loans and leases				1.78%	1.40%
Allowance for loan and lease losses to nonaccrual loans				235.25%	655.67%

(1) Annualized
(2)	Efficiency ratio is derived by dividing other operating expense before amortization of intangible assets by net operating income (net interest income on a fully taxable equivalent basis plus other operating income before securities transactions).

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	June 30,	September 30,
(in thousands, except per share data)	2007	2007	2006

ASSETS
Cash and due from banks	$90,161	$116,216	$110,554
Interest-bearing deposits in other banks	439	5,153	9,472
Federal funds sold	14,900	14,900	-
Investment securities:
Held to maturity, at cost (fair value of $46,977 at September 30, 2007,
$48,619 at June 30, 2007 and $65,821 at September 30, 2006)	47,465	49,495	66,918
Available for sale, at fair value	801,640	811,085	832,255
Total investment securities	849,105	860,580	899,173

Loans held for sale	31,388	45,539	21,742
Loans and leases	4,072,536	3,937,023	3,765,081
Less allowance for loan and lease losses	72,517	51,409	52,611
Net loans and leases	4,000,019	3,885,614	3,712,470

Premises and equipment	80,173	78,122	76,909
Accrued interest receivable	27,580	25,337	25,631
Investment in unconsolidated subsidiaries	16,333	14,134	11,160
Goodwill	292,453	291,985	298,121
Core deposit premium	29,844	30,529	32,872
Mortgage servicing rights	11,111	11,253	11,794
Bank-owned life insurance	130,089	104,597	101,101
Federal Home Loan Bank stock	48,797	48,797	48,797
Other assets	25,232	30,842	19,094
Total assets	$5,647,624	$5,563,598	$5,378,890

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-bearing demand	$630,586	$623,778	$608,229
Interest-bearing demand	441,884	444,875	433,437
Savings and money market	1,216,991	1,223,943	1,204,488
Time	1,652,798	1,622,261	1,535,769
Total deposits	3,942,259	3,914,857	3,781,923

Short-term borrowings	72,245	1,903	58,773
Long-tem debt	816,535	817,067	730,784
Minority interest	13,110	13,117	13,515
Other liabilities	59,503	63,111	70,957
Total liabilities	4,903,652	4,810,055	4,655,952

Shareholders' equity:
Preferred stock, no par value, authorized 1,000,000 shares, none issued	-	-	-
Common stock, no par value, authorized 100,000,000 shares; issued and outstanding 29,914,586 shares at September 30, 2007, 30,446,160 shares
at June 30, 2007, and 30,659,972 shares at September 30, 2006	419,463	427,153	430,204
Surplus	54,686	53,932	50,612
Retained earnings	281,682	290,353	258,880
Accumulated other comprehensive loss	(11,859)	(17,895)	(16,758)
Total shareholders' equity	743,972	753,543	722,938

Total liabilities and shareholders' equity	$5,647,624	$5,563,598	$5,378,890

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
(in thousands, except per share data)	2007	2007	2006	2007	2006

Interest income:
Interest and fees on loans and leases	$78,325	$77,070	$72,444	$231,561	$204,603
Interest and dividends on investment securities:
Taxable interest	8,386	8,866	8,486	25,964	25,996
Tax-exempt interest	1,343	1,365	1,227	4,071	3,822
Dividends	83	60	153	176	264
Interest on deposits in other banks	82	39	79	156	306
Interest on federal funds sold and securities
purchased under agreements to resell	125	109	31	244	85
Dividends on Federal Home Loan Bank stock	73	24	-	195	-

Total interest income	88,417	87,533	82,420	262,367	235,076

Interest expense:
Demand	139	141	136	418	428
Savings and money market	6,321	6,167	4,969	18,773	11,667
Time	17,925	17,423	14,050	51,182	37,329
Interest on short-term borrowings	302	303	1,221	1,110	2,035
Interest on long-term debt	10,900	10,616	8,949	31,484	26,163

Total interest expense	35,587	34,650	29,325	102,967	77,622

Net interest income	52,830	52,883	53,095	159,400	157,454
Provision for loan and lease losses	21,200	1,000	300	24,800	1,350

Net interest income after provision for
loan and lease losses	31,630	51,883	52,795	134,600	156,104

Other operating income:
Service charges on deposit accounts	3,581	3,463	3,570	10,488	10,563
Other service charges and fees	3,281	3,414	2,994	10,052	8,993
Income from fiduciary activities	968	854	740	2,583	2,157
Equity in earnings of unconsolidated subsidiaries	169	167	90	593	421
Fees on foreign exchange	149	171	207	541	601
Investment securities losses	-	-	-	-	(19)
Income from bank-owned life insurance	1,861	1,183	1,085	4,075	2,794
Loan placement fees	248	283	464	790	1,256
Gains on sales of loans	1,116	1,403	680	3,886	4,133
Other	379	600	715	1,434	2,770

Total other operating income	11,752	11,538	10,545	34,442	33,669

Other operating expense:
Salaries and employee benefits	16,240	16,888	17,451	49,534	54,128
Net occupancy	2,624	2,593	2,399	7,721	6,974
Equipment	1,255	1,325	1,171	3,810	3,624
Amortization of core deposit premium	684	685	974	2,054	2,922
Amortization of mortgage servicing rights	478	500	547	1,488	1,697
Communication expense	1,032	938	1,186	3,118	3,562
Legal and professional services	2,223	2,110	1,985	6,660	6,174
Computer software expense	869	893	716	2,561	1,956
Advertising expense	661	635	515	1,919	1,789
Other	5,487	4,764	4,272	14,495	13,627

Total other operating expense	31,553	31,331	31,216	93,360	96,453

Income before income taxes	11,829	32,090	32,124	75,682	93,320
Income taxes	2,722	11,074	11,521	25,424	32,940

Net income	$9,107	$21,016	$20,603	$50,258	$60,380

Per share data:
Basic earnings per share	$0.30	$0.69	$0.67	$1.65	$1.98
Diluted earnings per share	0.30	0.68	0.67	1.64	1.96
Cash dividends declared	0.25	0.24	0.23	0.73	0.65

Basic weighted average shares outstanding	30,192	30,555	30,532	30,480	30,465
Diluted weighted average shares outstanding	30,378	30,798	30,838	30,707	30,790

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Average Balances, Interest Income & Expense, Yields and Rates (Taxable Equivalent)

	Three Months Ended			Three Months Ended
(dollars in thousands)	September 30, 2007			September 30, 2006
	Average	Average		Average	Average
	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest

Assets:
Interest earning assets:
Interest-bearing deposits in other banks	$6,362	5.14%	$82	$6,537	4.77%	$79
Federal funds sold & securities purchased
under agreements to resell	9,761	5.10%	125	2,332	5.26%	31
Taxable investment securities, excluding
valuation allowance	726,971	4.66%	8,469	797,742	4.33%	8,639
Tax-exempt investment securities, excluding
valuation allowance	152,714	5.41%	2,066	135,519	5.58%	1,888
Loans and leases, net of unearned income	4,025,552	7.73%	78,325	3,722,846	7.73%	72,444
Federal Home Loan Bank stock	48,797	0.60%	73	48,797	-	-
Total interest earning assets	4,970,157	7.13%	89,140	4,713,773	7.01%	83,081
Nonearning assets	604,942			573,797
Total assets	$5,575,099			$5,287,570

Liabilities & Stockholders' Equity:
Interest-bearing liabilities:
Interest-bearing demand deposits	$437,150	0.13%	$139	$424,611	0.13%	$136
Savings and money market deposits	1,216,407	2.06%	6,321	1,170,817	1.68%	4,969
Time deposits under $100,000	621,215	3.91%	6,127	578,530	3.17%	4,628
Time deposits $100,000 and over	1,018,347	4.60%	11,798	878,472	4.26%	9,422
Short-term borrowings	22,279	5.39%	302	85,843	5.65%	1,221
Long-term debt	816,761	5.29%	10,900	735,814	4.83%	8,949
Total interest-bearing liabilities	4,132,159	3.42%	35,587	3,874,087	3.00%	29,325
Noninterest-bearing deposits	599,995			613,886
Other liabilities	84,128			84,285
Stockholders' equity	758,817			715,312
Total liabilities & stockholders' equity	$5,575,099			$5,287,570

Net interest income			$53,553			$53,756

Net interest margin		4.29%			4.54%

	Nine Months Ended			Nine Months Ended
(dollars in thousands)	September 30, 2007			September 30, 2006
	Average	Average		Average	Average
	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest

Assets:
Interest earning assets:
Interest-bearing deposits in other banks	$4,063	5.14%	$156	$9,595	4.26%	$306
Federal funds sold & securities purchased
under agreements to resell	6,304	5.18%	244	2,384	4.75%	85
Taxable investment securities, excluding
valuation allowance	734,260	4.75%	26,140	800,546	4.37%	26,260
Tax-exempt investment securities, excluding
valuation allowance	153,973	5.42%	6,263	135,516	5.79%	5,880
Loans and leases, net of unearned income	3,970,276	7.79%	231,561	3,651,835	7.49%	204,603
Federal Home Loan Bank stock	48,797	0.53%	195	48,797	-	-
Total interest earning assets	4,917,673	7.19%	264,559	4,648,673	6.81%	237,134
Nonearning assets	593,007			580,529
Total assets	$5,510,680			$5,229,202

Liabilities & Stockholders' Equity:
Interest-bearing liabilities:
Interest-bearing demand deposits	$437,345	0.13%	$418	$426,299	0.13%	$428
Savings and money market deposits	1,218,547	2.06%	18,773	1,129,638	1.38%	11,667
Time deposits under $100,000	629,146	3.85%	18,114	580,574	2.90%	12,598
Time deposits $100,000 and over	966,326	4.58%	33,068	858,420	3.85%	24,731
Short-term borrowings	27,037	5.49%	1,110	51,302	5.30%	2,035
Long-term debt	797,665	5.28%	31,484	754,295	4.64%	26,163
Total interest-bearing liabilities	4,076,066	3.38%	102,967	3,800,528	2.73%	77,622
Noninterest-bearing deposits	589,518			642,502
Other liabilities	87,179			85,970
Stockholders' equity	757,917			700,202
Total liabilities & stockholders' equity	$5,510,680			$5,229,202

Net interest income			$161,592			$159,512

Net interest margin		4.39%			4.58%